UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

Atossa Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35610	26-4753208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1448 NW Market Street, Suite 500
Seattle, Washington	98107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 588-0256

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.18 par value	ATOS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 16, 2026, Atossa Therapeutics, Inc. (the “Company”) announced that on April 13, 2026, the Company entered into a Settlement Agreement (the “Settlement Agreement”) with Intas Pharmaceuticals Ltd. (“Intas”) and Jina Pharmaceuticals, Inc., which is intended to resolve patent disputes related to Endoxifen-related intellectual property, including pending proceedings before the U.S. Patent and Trademark Office Patent Trial and Appeal Board (“PTAB”).

As previously disclosed by the Company, the PTAB proceedings include challenges brought by Intas against two patents owned by the Company. Pursuant to the Settlement Agreement, the parties have agreed to seek termination of the PTAB proceedings identified in the Settlement Agreement. In the event any such proceeding is not terminated in its entirety, the applicable parties have agreed not to participate further in such proceeding, or in any related appeal, in each case subject to and in accordance with the terms of the Settlement Agreement.

The Settlement Agreement also includes mutual covenants pursuant to which the parties have agreed not to challenge, directly or indirectly, specified Endoxifen-related patents and patent applications owned or controlled by the other parties, subject to limited exceptions set forth in the Settlement Agreement.

In addition, the Settlement Agreement preserves the Company’s ability to continue developing and commercializing Z-endoxifen base in the Company’s principal areas of focus of oncology, endocrine dysfunction disorders and muscular dystrophy-related diseases. The Settlement Agreement also establishes agreed allocations between the parties with respect to certain other Endoxifen-related fields and formulations.

Upon anticipated termination by the PTAB of the proceedings, the Company’s two issued patents titled, “Methods for Making and Using Endoxifen” (U.S. Patents Nos. 11,261,151 and 12,071,391), that are subject to such proceedings, are expected to remain issued and fully enforceable against other third parties.

The Company believes the Settlement Agreement helps reduce uncertainty arising from the pending challenges to the Company’s patent portfolio and supports continued execution of the Company’s strategic development plans for Z-endoxifen base in its core therapeutic areas.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the anticipated termination of PTAB proceedings, the expected impact of the Settlement Agreement, the Company’s plans and ability to continue developing Z-endoxifen base in its core therapeutic areas and the expected strategic benefits of resolving the patent disputes. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks relating to the implementation of the Settlement Agreement, any actions by the PTAB with respect to the requested terminations, the Company’s clinical development activities, regulatory developments, capital needs and other risks described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atossa Therapeutics, Inc.

Date: April 16, 2026	By:	/s/ Mark J. Daniel
Mark J. Daniel Chief Financial Officer (Principal Financial and Accounting Officer)